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                                                                    EXHIBIT 11.1

                             McLEODUSA INCORPORATED

                     COMPUTATION OF LOSS PER COMMON SHARE
                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                            Three Months Ended
                                                                March 31,
                                                           --------------------
                                                               2000       1999
                                                             ------     ------
Computation of weighted average number of
 common shares outstanding:
Common shares, Class A, outstanding at the
 beginning of the period.................................     472.8      382.1
Common shares, Class B, outstanding at the
 beginning of the period (A).............................       ---        ---
Weighted average number of shares issued
 during the period.......................................       6.9       14.6
                                                             ------     ------
Weighted average number of common shares.................     479.7      396.7
                                                             ======     ======
Net loss.................................................    $(72.1)    $(47.5)
                                                             ======     ======
Loss per common share....................................    $(0.15)    $(0.12)
                                                             ======     ======

(A) All shares have been adjusted to give effect to the three-for-one stock split effected in the form of a stock dividend effective April 24, 2000.

(B) The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of March 31, 2000, all shares of Class B common stock have been converted into shares of Class A common stock.